UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GANNETT CO., INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 25, 2019

Gannett Comments on Revised Nominations from MNG Enterprises, Inc.

Continues to Recommend that Shareholders Vote “FOR ALL” of the Company’s Eight Highly Experienced,

Independent Director Nominees on the WHITE Proxy Card

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) today issued the following statement regarding the revised slate of three highly conflicted director candidates now put forth by MNG Enterprises, Inc. (“MNG”) for election to Gannett’s board in connection with Gannett’s 2019 annual meeting of shareholders scheduled to be held on May 16, 2019:

The number of candidates put forth by MNG does not change the fact that each of MNG’s director nominees has irreconcilable conflicts of interest (given each nominee’s close affiliations with MNG and/or its majority shareholder, Alden Global Capital) and cannot be expected to act in the best interests of all Gannett shareholders. Furthermore, all three of the candidates now put forth by MNG are on the board of Fred’s, Inc., which has seen a 92% share price decline since Alden invested in December 2016.1

In particular:

•

Heath Freeman is the president and a founding member of Alden, vice chairman of MNG and chairman of the board of Fred’s, where he was appointed to the board pursuant to a Cooperation Agreement between Fred’s and Alden.

•	Steven Rossi is the former chief executive officer of MNG and serves as a director on the Fred’s board after being appointed to the board pursuant to the same Cooperation Agreement as Mr. Freeman.

•

Dana Goldsmith Needleman is also a director at Fred’s. In addition, Ms. Needleman is a family friend of Mr. Freeman, and they have seemingly known each other for years prior to Ms. Needleman being hand-picked to serve on the Fred’s board, including through business dealings, charitable organizations, a shared alma mater and documented social gatherings. Ms. Needleman’s spouse has also represented Alden in real estate dealings, and Ms. Needleman has made a sizeable personal donation to one of their alma mater’s organizations on which Mr. Freeman is chairman of the advisory board.

In addition, because of the conflicts of interest resulting from the affiliations of MNG’s candidates with a direct competitor and/or the controlling owner of a direct competitor, MNG’s candidates may face significant restrictions on the company information to which they could have access, meaning they would not benefit from the same information available to Gannett’s independent director nominees. As a result, MNG’s candidates would not be able to meaningfully fulfill the functions of the seat to which they are being nominated.

The Gannett board of directors unanimously recommends that shareholders vote “FOR ALL” of the company’s actively engaged, highly experienced and independent director nominees on the WHITE proxy card today.

Additional materials regarding the board of directors’ recommendations for the annual meeting are available on the investor relations page of Gannett’s website at https://investors.gannett.com.

The Gannett Annual Meeting of Shareholders is scheduled to be held at 8:30 a.m. ET on May 16, 2019, and shareholders of record as of the close of business on March 18, 2019 will be entitled to vote at the Annual Meeting. Gannett shareholders who have questions or would like additional information should contact the company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-456-3507.

Greenhill & Co., LLC and Goldman Sachs & Co. LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett.

If you have any questions, or need assistance in voting

your shares, please call the firm assisting us

in the solicitation of proxies:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-877-456-3507

Remember: Please simply discard any Blue proxy card you may receive from MNG.

Any vote on MNG’s Blue proxy card (even a vote in protest on their nominees) will revoke any earlier proxy card that you have submitted to Gannett.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2018 and in the company’s other SEC filings.

For investor inquiries, contact:

Stacy Cunningham

Vice President, Financial Planning & Investor Relations

703-854-3168

investors@gannett.com

Arthur Crozier / Jennifer Shotwell / Larry Miller

Innisfree M&A Incorporated

(212) 750-5833

For media inquiries, contact:

Amber Allman

Vice President, Corporate Events & Communications

703-854-5358

aallman@gannett.com

Ed Trissel / Nick Lamplough / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

[1]	Based on Fred’s closing stock prices on April 18, 2019, and December 21, 2016 (the day prior to the filing of Alden’s initial 13D).